UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 5, 2015

KIMCO REALTY CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 New Hyde Park Road Suite 100 New Hyde Park, NY	11042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 869-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)::

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2015, the Executive Compensation Committee of the Board of Directors (the “Committee”) of Kimco Realty Corporation (the “Company”) approved an increase in the annual compensation payable to Conor C. Flynn, the Company’s President and Chief Operating Officer.

Effective May 5, 2015, Mr. Flynn’s prospective annual base salary increased from $700,000 to $850,000.  He will also be eligible to receive a target cash bonus in the annualized amount of $875,000 based on an evaluation of both the Company’s performance and Mr. Flynn’s individual performance, as determined and approved by the Committee.

Effective May 14, 2015, Mr. Flynn will receive long-term incentive equity grants of 1,050 shares of restricted stock vesting over four years, 25% on each anniversary of the award date, and 4,230 performance shares, vesting upon the Committee’s determination that performance criteria have been met.

Effective January 1, 2016, upon Mr. Flynn’s appointment as Chief Executive Officer, the Committee approved an award to be made to Mr. Flynn of retention grants of 100,000 shares of restricted stock vesting over five years, 20% on each anniversary of January 1, 2016, and of 100,000 shares of restricted stock, cliff vesting in five years, 100% on January 1, 2021.

Each of these grants to Mr. Flynn of restricted stock and performance shares are subject to the terms and conditions of the Company’s 2010 Equity Participation Plan.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders was held on May 5, 2015. The Company previously filed with the Securities and Exchange Commission the 2015 proxy statement and related materials pertaining to this meeting. On the record date of March 16, 2015, there were 412,622,136 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) outstanding and eligible to vote.

Proposal 1: Election of Directors

Elected the following eight nominees to the Board of Directors to serve as directors until the next annual meeting of stockholders and until their respective successors are elected and qualify.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Milton Cooper	345,134,908	7,197,271	22,238,965
Philip E. Coviello	347,391,569	4,940,610	22,238,965
Richard G. Dooley	288,735,139	63,597,040	22,238,965
Joe Grills	334,438,330	17,893,849	22,238,965
David B. Henry	347,626,131	4,706,048	22,238,965
Frank Lourenso	334,445,560	17,886,619	22,238,965
Colombe M. Nicholas	347,415,020	4,917,159	22,238,965
Richard B. Saltzman	344,615,088	7,717,091	22,238,965

Proposal 2: Advisory Resolution to Approve the Compensation of our Named Executive Officers

Approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis and the accompanying tables in our 2015 proxy statement. There were 347,090,325 votes for the proposal; 4,522,869 votes against the proposal; 718,985 abstentions; and 22,238,965 broker non-votes.

Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm

Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2015. There were 372,681,143 votes for the appointment; 1,340,241 votes against the appointment; 549,760 abstentions; and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Date: May 11, 2015	By:	/s/ Glenn G. Cohen
		Name:	Glenn G. Cohen
		Title:	Chief Financial Officer